UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2007

CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	0-10140	95-3629339
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation or organization)		identification number)

701 North Haven Avenue, Ontario, California	91764
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

Item 8.01 Other Events

The Board of Directors of CVB Financial Corp approved, at its August 15, 2007 meeting, a new program to repurchase up to 5,000,000 shares of its common stock. This program is being combined with the 55,389 shares that remain unpurchased from CVB’s previous stock repurchase program approved in February 2007. Accordingly, CVB will have the authority to repurchase up to 5,055,389 shares (this number will not be adjusted for stock splits, tock dividends and the like) of its common stock in the open market or in privately negotiated transaction, at times and at prices considered appropriately by CVB, depending upon prevailing market conditions and other corporate and legal considerations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.

Date: August 17, 2007	By: /s/ Edward J. Biebrich Jr.
Edward J. Biebrich Jr.,
Executive Vice President and
Chief Financial Officer